                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          THE SPECTRANETICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         THE SPECTRANETICS CORPORATION
                               96 TALAMINE COURT
                           COLORADO SPRINGS, CO 80907
                                (719) 633-8333

                      ------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 14, 1998

     The Annual Meeting of the Shareholders of THE SPECTRANETICS
CORPORATION will be held at the Colorado Springs Marriott, 5580 Tech Center Drive, Colorado Springs, Colorado, on Thursday, May 14, 1998 at 10:00 a.m. for the following purposes:

     1. To elect three (3) members of the Board of Directors to serve three-year terms until the 2001 Annual Meeting of Shareholders, or until successors are elected and have been duly qualified.
     2. To adopt an amendment to the Restated Certificate of Incorporation to increase the authorized capital stock of the Company to 65,000,000 shares, 60,000,000 of which shall be common stock and 5,000,000 of which shall be preferred stock.
     3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the current fiscal year.
     4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     Only shareholders of record as of the close of business on March 30, 1998, the record date, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

     WE HOPE YOU WILL BE ABLE TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ James P. McCluskey
                              ---------------------------------
                              James P. McCluskey
                              Secretary/Treasurer



Colorado Springs, Colorado
April 2, 1998

                                   [LOGO]

                        THE SPECTRANETICS CORPORATION
                              96 TALAMINE COURT
                          COLORADO SPRINGS, CO 80907
                                (719) 633-8333

               ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 14, 1998


                               PROXY STATEMENT

                            ---------------------

                           SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders in connection with the Solicitation of Proxies by the Board of Directors of THE SPECTRANETICS CORPORATION (the "Company" or "SPNC") for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Colorado Springs Marriott, 5830 Tech Center Drive, Colorado Springs, Colorado, on May 14, 1998, at 10:00 a.m. and at any adjournments or postponements thereof. This Proxy Statement and Proxy are being mailed to Shareholders on or about April 2, 1998.

     The cost of soliciting Proxies is being borne by the Company. In addition to the mailings, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies by telephone or by oral communication or by other appropriate means.

     If the enclosed Proxy is properly executed, returned and unrevoked, the shares represented thereby will be voted in the manner specified. If no specification is made in an executed Proxy received by the Company, then the Proxy shall be voted FOR (i) the election of the three (3) nominees to the Board of Directors listed herein; (ii) approval to adopt an amendment to the Restated Certificate of Incorporation increasing the authorized capital stock of the Company; and (iii) ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors. A Proxy may be revoked by a shareholder at any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of another Proxy bearing a later date, or by attending the Meeting and voting in person.

     Discretionary authority is provided in the Proxy as to matters not specifically referred to therein. The Board of Directors is not aware of any other matters which are likely to be brought before the Meeting. However, if any such matters properly come before the Meeting, the Proxy holder or holders are fully authorized to vote thereon in accordance with the Proxy holder's or holders' judgment and discretion.

                      RECORD DATE AND VOTING SECURITIES

     Only holders of record of the Company's $.001 par value common stock ("Common Stock") outstanding as of the close of business on March 30, 1998, will be entitled to notice of and to vote on matters presented at the Meeting or any adjournment or postponement thereof. On March 30, 1998, there were outstanding 18,777,231 shares of Common Stock, which constituted all the outstanding voting securities of the Company. Each share of Common Stock will be entitled to one vote on all matters presented at the Meeting, and there is no cumulative voting. In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Meeting must be represented at the Meeting. Shares represented by Proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as to the number of shares of Common Stock of SPNC beneficially owned as of February 28, 1998, by (i) each of SPNC's Directors; and (ii) the Named Executive Officers (as defined on page 5 hereof); and (iii) all of the current executive officers and Directors of SPNC as a group. Except as otherwise indicated, SPNC believes that the beneficial owners of the Common Stock listed below, based solely on information furnished by such holders, have sole voting and dispositive power with respect to such shares, subject to community property laws, where applicable. "Percent Beneficially Owned" is based on shares of Common Stock outstanding on February 28, 1998. SPNC did not have any 5% shareholders as of February 28, 1998.

                                                 SHARES BENEFICIALLY OWNED
                                              ---------------------------------
                                                                  PERCENTAGE
                                                  NUMBER OF      BENEFICIALLY
NAME AND ADDRESS                                   SHARES           OWNED
-------------------------------------------------------------------------------
DIRECTORS AND NAMED EXECUTIVE OFFICERS (1)
Gary R. Bang (2)                                   32,200            *
Cornelius C. Bond, Jr. (3)                         57,908            *
Emile J. Geisenheimer (4)                         170,364            *
Joseph A. Largey (5)                              196,928           1.0%
James A. Lent (6)                                  35,000            *
Joseph M. Ruggio, M.D.(7)                          28,500            *
John G. Schulte(8)                                 25,000            *
Henk Kos (9)                                       92,604            *
James P. McCluskey (10)                            95,934            *
Lawrence E. Martel, Jr. (11)                       94,206            *
Adrian E. Elfe (12)                                87,603            *

All current executive officers and
Directors as a group (13 persons)  (13)           995,762           5.1%

---------
* less than 1%

(1) The address of each of the Directors and the Named Executive Officers listed herein is c/o The Spectranetics Corporation, 96 Talamine Court, Colorado Springs, CO 80907.

(2) Includes options for 25,000 shares which are exercisable within 60 days of February 28, 1998.

(3) Includes options for 40,224 shares which are exercisable within 60 days of February 28, 1998.

(4) Includes options for 160,000 shares which are exercisable within 60 days of February 28, 1998.

(5) Includes options for 185,428 shares which are exercisable within 60 days of February 28, 1998.

(6) Includes options for 25,000 shares which are exercisable within 60 days of February 28, 1998.

(7) Includes options for 25,000 shares which are exercisable within 60 days of February 28, 1998.

(8) Includes options for 25,000 shares which are exercisable within 60 days of February 28, 1998.

(9) Includes options for 71,562 shares which are exercisable within 60 days of February 28, 1998.

(10) Includes options for 92,061 shares which are exercisable within 60 days of February 28, 1998.

(11) Includes options for 82,071 shares which are exercisable within 60 days of February 28, 1998.

(12) Includes options for 75,603 shares which are exercisable within 60 days of February 28, 1998.

(13) Includes options for 824,886 shares which are exercisable within 60 days of February 28, 1998.

                                 BOARD OF DIRECTORS

     The following table lists the members of the Board of Directors of SPNC, their ages, their positions and offices with the Company, the year first elected as a director, and the expiration of their current term.

                                     POSITIONS WITH THE      DIRECTOR    TERM
         NAME             AGE            COMPANY              SINCE     EXPIRES
-------------------------------------------------------------------------------
Joseph A. Largey           51    President, Chief Executive    1997      2000
                                  Officer and Director
Gary R. Bang(1)            51    Director                      1995      1998
Cornelius C. Bond, Jr.(1)  63    Director                      1994      1998

Emile J. Geisenheimer      50    Chairman of the Board of      1990      1999
                                  Directors
James A. Lent              55    Director                      1995      2000
Joseph M. Ruggio, M.D(1)   43    Director                      1997      1998
John G. Schulte            49    Director                      1996      1999
-------------------
(1)  Recommended for re-election to the Board for a three-year term.

     The Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting only directors of the class whose term is expiring will be voted upon, and upon election each such director will serve a three-year term. The Board of Directors may determine from time to time the size of the Board of Directors, but in no event can it determine to have a Board consisting of not less than four nor more than eight directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as near equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director will hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     The Company is not aware of any family relationships among any of the directors and executive officers of the Company.

                            DIRECTORS COMPENSATION

     Currently, non-employee Directors are eligible to participate in the Company's 1997 Equity Participation Plan (the "Plan"), which was approved by shareholders on June 10, 1997. The Plan provides that any newly elected non-employee Director will be granted a non-qualified stock option to purchase 75,000 shares of Common Stock at the then fair market value, which vests equally over a three-year period. On every third anniversary of each grant, for so long as each non-employee Director remains on the Board, he or she will receive an option to purchase 75,000 shares of Common Stock at the then fair market value, which vests equally over three years. The exercise price is equal to the closing price of the stock as traded on the Nasdaq National Market on the date of grant.

     Non-employee Directors receive $2,500 for each Board meeting attended in person and $1,000 for meetings attended by telephone. Board members are reimbursed for expenses associated with their attendance at Board meetings and committee meetings. Board members also receive $2,500 per day when serving as a consultant to the Company. The Chairman of the Board receives a retainer of $10,000 per month for consulting services rendered to the Company.

                        BOARD COMMITTEES AND MEETINGS

     In 1997, the Board of Directors met seven times and executed two unanimous written consents. No Director attended fewer than 75% of the Board meetings. The Company has established an Audit Committee comprised of Messrs. Bond, Lent and Schulte who met one time in 1997 to review the services rendered by independent auditors and to analyze accounting procedures of the Company. The Board has established a Compensation Committee, consisting of Messrs. Lent, Bond and Bang, which met four times in 1997 to review and approve the Company's compensation and benefit plans. The Compensation Committee also approves stock option grants to Company employees.

                       BUSINESS EXPERIENCE OF DIRECTORS

     Joseph A. Largey joined SPNC in March 1997 as President, Chief Executive Officer and a Director. Prior to joining SPNC, he served as executive vice president for the International Division of Picker International, Inc., a subsidiary of G.E.C. plc. since November 1985.

     Gary R. Bang has served as a Director of SPNC since November 1995. Since May 1997, when Target Therapeutics, Inc. was sold to Boston Scientific Corporation, Mr. Bang has managed his private investments and pursued various personal interests. From May 1993 to April 1997, he served as president, chief executive officer and a director of Target Therapeutics, Inc., a medical device company specializing in the treatment of vascular diseases of the brain. From 1973 to April 1993, Mr. Bang held various positions with Baxter International, the most recent of which was president of the Pharmaseal Surgical Division.

     Cornelius C. Bond, Jr. has served as a Director of SPNC since June 1994. He served as a member of the Board of Directors for Advanced Interventional Systems, Inc. ("LAIS") from 1986 until June 1994 when LAIS merged into SPNC. Mr. Bond has been a general partner of NEA Partners III, Limited Partnership, a venture capital firm, since 1981, and is a director of several privately-held companies.

     Emile J. Geisenheimer has served as a Director of SPNC since April 1990 and was appointed Chairman of the Board in June 1996. He has served as president of Madison Investment Partners, Inc., a private equity investment firm, since January 1995. Prior to forming Madison Investment Partners, he was general partner of Nazem and Company, a venture capital management firm, from November 1989 to January 1995.

     James A. Lent has served as a Director of SPNC since November 1995. Since May 1995, Mr. Lent has served as chairman, chief executive officer, and director of DePuy, Inc., an orthopedic supply company, which is a wholly-owned subsidiary of Corange Ltd. He served as president and chief executive officer of DePuy, Inc. from January 1985 to May 1995.

     Joseph M. Ruggio, M.D. has served as a Director of SPNC since February 1997. Since June 1994, Dr. Ruggio has served as president, chief executive officer, and director of Pacific Cardiovascular Associates Medical Group, Inc., a large cardiovascular professional corporation. He also serves as president, chief executive officer, and director of Via Vitae, a cardiovascular disease management company, which was founded in February 1996. Dr. Ruggio serves as founder and chairman of UltiMed, Inc., a cardiovascular medical services organization, which was founded in July 1995. From August 1985 to December 1995, Dr. Ruggio served as Chairman of the Department of Cardiology and Director of Invasive Interventional Cardiology for FHP, Inc.

     John G. Schulte has served as a Director of SPNC since August 1996. In July 1997, Mr. Schulte was appointed president of the Surgical Products Division of Genzyme Corporation, a medical device company specializing in anti-adhesion products for general surgery and cardiovascular medical devices and instruments. From November 1996 to June 1997, he served as senior vice president and general manager of the International and Peripheral Division of Target Therapeutics, Inc., a medical device company specializing in the treatment of vascular diseases of the brain. From January 1992 to July 1996, Mr. Schulte served as president of three separate divisions of C. R. Bard, Inc., a medical device company specializing in invasive diagnostic cardiology.

                              EXECUTIVE OFFICERS

     The current executive officers of the Company are as follows:

NAME                           AGE                    OFFICE
-----------------------       ----        ------------------------------------
Joseph A. Largey               51         President and Chief Executive Officer

Henk Kos                       53         Vice President, Sales and Marketing

Lawrence E. Martel, Jr.        47         Vice President, Operations

James  P. McCluskey            45         Vice President, Finance, Chief
                                          Financial  Officer, Secretary and
                                          Treasurer

Adrian E. Elfe                 53         Vice President, Quality Assurance/
                                          Regulatory Affairs

Christopher Reiser             43         Vice President, Engineering

     Each executive officer of the Company serves at the discretion of the Board of Directors. The Company is not aware of any family relationships among any of the directors and executive officers of the Company. Biographical information regarding Mr. Largey is set forth under the heading "BUSINESS EXPERIENCE OF DIRECTORS."

     Adrian E. Elfe was appointed Vice President, Quality Assurance and Regulatory Affairs in November 1996. He served as Director of Quality Assurance and Regulatory Compliance since first employed by SPNC in April 1990. Prior to joining SPNC, Mr. Elfe directed quality system planning and implementation for nine different companies.

     Henk Kos was appointed as Vice President, Sales and Marketing in February 1997. Prior to that time, Mr. Kos served as the General Manager of Spectranetics International, B.V. in the Netherlands since first employed by SPNC in January 1993. Prior to joining SPNC, Mr. Kos was an independent consultant.

     Lawrence E. Martel, Jr. was appointed Vice President, Operations of SPNC in August 1994 and served as director of operations since first employed by SPNC in January 1993. Prior to that time, he served nine years as vice president of operations with Mountain Medical Equipment, Inc., a manufacturer of respiratory medical devices for use in the home health care and health institutional markets.

     James P. McCluskey was appointed Chief Financial Officer of SPNC in June 1995. He was appointed Secretary and Treasurer of SPNC in June 1994. In August 1994, he was named Vice President, Finance of SPNC. From January 1992 to August 1994, he served as corporate controller for SPNC. He joined SPNC in January 1991 as the financial reporting manager.

     Christopher Reiser, Ph.D was appointed Vice President, Engineering in November 1997. Prior to that time, he served as Director of Engineering of SPNC since December 1993. Dr. Reiser joined SPNC in December 1992 as Manager of Laser Product Development. From January 1989 to October 1992, he served as director of technology at Cymer Laser Technologies, a manufacturer of excimer laser systems for the semiconductor industry.


                            EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid by SPNC for the fiscal years ended December 31, 1997, 1996 and 1995 to those persons who were either (i) the Chief Executive Officer of the Company during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers who were serving as executive officers on December 31, 1997, whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                        ANNUAL COMPENSATION            AWARDS
                                ----------------------------------- -------------
 NAME AND PRINCIPAL                                    OTHER ANNUAL
     POSITION             YEAR  SALARY ($) BONUS ($)   COMPENSATION   OPTIONS (#)
------------------------------------------------------------------- -------------
Joseph A. Largey(1)       1997   $201,923  $150,000(2)   $31,5753       575,000
President and Chief       1996       ----      ----          ----          ----
Executive Officer         1995       ----      ----          ----          ----

E. Wyatt Cannady(4)       1997   $115,337  $   ----          ----          ----
                          1996    175,000    17,775(6)       ----          ----
                          1995    175,000      ----          ----       100,000

Henk Kos                  1997   $181,503  $ 47,839(5)    $87,452(7)     60,000
Vice President, Sales     1996    181,650    12,500(6)     31,000(8)     85,000
and Marketing             1995    186,126      ----        30,000(8)       ----

James P. McCluskey        1997   $100,000  $ 18,824(5)       ----          ----
Vice President,           1996     94,462    12,725(6)       ----        25,000
Finance, Chief Financial  1995     87,885      ----          ----          ----
Officer, Secretary,
Treasurer

Lawrence E. Martel, Jr.   1997    $95,000   $ 22,232(5)      ----          ----
Vice President,           1996     87,769     11,835(6)      ----        25,000
Operations                1995     80,000       ----         ----          ----

Adrian E. Elfe            1997    $93,306   $ 13,340(5)      ----          ----
Vice President,           1996     83,277      8,075(6)      ----         5,000
Regulatory Affairs/       1995     82,200       ----         ----          ----
Quality Assurance


(1) Mr. Largey was appointed to the position of President and Chief Executive Officer in March 1997.
(2) Incentive compensation bonus of $100,000 paid during 1998 for services rendered in 1997; and signing bonus of $50,000 paid during 1997.
(3) Relocation reimbursement of $23,213 paid during 1997; life insurance of $5,362, and auto allowance of $3,000.
(4) Mr. Cannady resigned as Chief Executive Officer of SPNC in February 1997.
(5) Incentive compensation bonus paid during 1998 for services rendered in 1997.
(6) Incentive compensation bonus paid during 1997 for services rendered in 1996.
(7) Relocation reimbursement of $44,452 paid during 1997; housing allowance of $24,000; and auto allowance of $19,000.
(8) Includes lease payments on automobile.

                           GRANTS OF STOCK OPTIONS

     The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the year ended December 31, 1997.

                     OPTIONS GRANTED IN LAST FISCAL YEAR

                       INDIVIDUAL GRANTS                             POTENTIAL
--------------------------------------------------------------       REALIZABLE
                                                                  VALUE AT ASSUMED
                                                                       ANNUAL
                              % OF TOTAL                         RATES OF STOCK PRICE
                               OPTIONS    EXERCISE                APPRECIATION FOR
                              GRANTED TO   OR BASE                 OPTION TERM(1)
                   OPTIONS   EMPLOYEES IN   PRICE   EXPIRATION  --------------------
        NAME      GRANTED(#) FISCAL YEAR    ($/Sh)     DATE       5% ($)    10% ($)
------------------------------------------------------------------------------------
Joseph A. Largey  575,000(2)    63.72%     $3.3125   3/03/07    1,197,848  3,035,581
Henk Kos           60,000(3)     6.65%     $3.0000   8/05/07      113,201    286,874


(1) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on option exercises are dependent upon the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Proxy Statement other than the columns reflecting assumed rates of appreciation of 5% and 10%.

(2) Includes 25,000 shares vested on March 3, 1997; 137,512 shares vested on March 3, 1998, and 11,458 shares to vest on the third day of each month thereafter.

(3) Options vest 25% as of August 5, 1998, and 6.25% on the third day of each month thereafter.

        STOCK OPTION EXERCISES AND FISCAL YEAR-END STOCK OPTION VALUE

     Set forth in the table below is information concerning the value of stock options held on December 31, 1997 by the Named Executive Officers.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

                             SHARES                         NUMBER OF             VALUE OF UNEXERCISED,
                           ACQUIREZD                   UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS AT
                               ON       VALUE       HELD AT FISCAL YEAR END (#)   FISCAL YEAR END ($)(1)
                           EXERCISE   REALIZED      ------------------------------------------------------
      NAME                    (#)        ($)        EXERCISABLE   UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
----------------------------------------------------------------------------------------------------------
Joseph A. Largey              ----       ----          25,000         550,000         ----         ----
James P. McCluskey            ----       ----          90,499          15,625     $161,546         ----
Henk Kos                      ----       ----          67,812         127,188       50,661      $17,332
Lawrence E. Martel, Jr.      6,783    $12,439          85,292          15,625      154,317         ----
Adrian E. Elfe                ----       ----          75,291           3,125      120,695         ----
E. Wyatt Cannady              ----       ----         300,000            ----      638,325         ----


(1) Amounts are based on the closing price of SPNC's stock, as reported on the Nasdaq National Market, at December 31, 1997 ($3.125), minus the exercise price of the option, multiplied by the number of shares to which the option relates.

                        COMPENSATION COMMITTEE REPORT

     Decisions with regard to the compensation of SPNC's executive officers, including the Named Executive Officers, are generally made by a three-member Compensation Committee of the Board. Each member of the Committee is a non-employee Director. Decisions about awards under certain of SPNC's stock-based compensation plans are made by the Committee and reported to the Board. All other decisions by the Committee relating to compensation of SPNC's
executive officers are reviewed by the Board.   Generally, the Committee meets
in January following the end of a particular fiscal year to consider prospective calendar-year salary adjustments, as well as to consider bonus compensation for above-average performance of executive officers during the prior calendar year. In addition, the Committee meets on an as-needed basis before Board meetings.

EXECUTIVE OFFICER COMPENSATION POLICIES

     The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with SPNC's performance, recognize individual initiative and achievements, and assist SPNC in attracting and retaining qualified executives. The Committee relies in large part on independent compensation studies for the determination of competitive compensation.

     In order to implement these objectives, SPNC has developed a straightforward compensation approach. In general, SPNC compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit plans, including medical, dental, stock purchase and 401-K, that are available generally to SPNC's employees.

BASE SALARY

     Base salary levels for SPNC's executive officers are set generally to be competitive and targeted at the median range in relation to the salary levels of executive officers in other companies within the medical device industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise. In reviewing salaries in individual cases the Compensation Committee also takes into account individual experience and performance. In establishing the salary levels against the range of comparable companies, the Compensation Committee considered only salaries and did not consider the competitiveness of the total compensation package.

ANNUAL INCENTIVE COMPENSATION

     The Compensation Committee reviews and approves all bonus payments made to SPNC's executive officers. Payment of bonuses is determined by both corporate and individual performance criteria. In 1997 the bonuses for executive officers were based on meeting performance targets for revenue, net income and cash usage. These bonuses ranged from 14 percent to 25 percent for the executive officers and up to 50 percent for the president and chief executive officer.

LONG-TERM INCENTIVE COMPENSATION

     SPNC provides long-term incentive compensation through its stock option plan. The number of shares covered by any grant is generally determined by the position, the executive officer's salary at the time of grant, amounts granted in previous years, and the then current stock price. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICER

     Effective March 3, 1997, Joseph A. Largey was named President and Chief Executive Officer of the Company. The Board established Mr. Largey's compensation package based upon the general factors discussed above and upon an evaluation of compensation paid to chief executive officers at comparable public companies and other companies in SPNC's industry. Mr. Largey's compensation package includes base salary, an annual bonus incentive program, an initial stock option grant plus additional grants annually to be issued on the anniverary date of his joining the Company. Mr. Largey also received a signing bonus and an additional stock option to compensate him for the loss of a bonus at his previous employer. The Company will pay for Mr. Largey's relocation to Colorado Springs, Colorado. In the event Mr. Largey is terminated by the Company without cause, he will be provided 12 months' severance compensation.

     Pursuant to the terms of the offer letter dated January 15, 1997, between Joseph A. Largey and The Spectranetics Corporation, Mr. Largey received a base salary of $250,000 and a bonus opportunity of up to $100,000, of which $75,000 was guaranteed. In addition, a $50,000 signing bonus was paid due to a loss of a bonus at Mr. Largey's previous employer. SPNC granted Mr. Largey a stock option to purchase 575,000 shares at date of hire with a vesting rate of: 25,000 shares vesting on March 3, 1997; 137,512 shares vesting on March 3, 1998; and 11,458 shares vesting on the third day of each month thereafter. In the event Mr. Largey is terminated by the Company without cause, he will be provided 12 months' severance compensation.

CERTAIN TAX CONSIDERATIONS

     During 1995, the Internal Revenue Code of 1986 (the "Code") was amended to include a provision which denies a deduction to any publicly-held corporation for compensation paid to any "covered employee" (defined as the Chief Executive Officer and the corporation's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993, and compensation which constitutes "performance-based compensation" is excludable in applying the $1 million limit. It is SPNC's policy to qualify compensation paid to its top executives, in a manner consistent with SPNC's compensation policies, for deductibility under the new law in order to maximize SPNC's income tax deductions.

                                                                    Gary R. Bang
                                                          Cornelius C. Bond, Jr.
                                                                   James A. Lent

                        STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below compares the cumulative total shareholder return on SPNC Common Stock for the period from December 31, 1992, to December 31, 1997, with the cumulative total return on the Nasdaq Composite Index and a peer group index over the same period (assuming the investment of $100 in SPNC Common Stock, the Nasdaq Composite Index and the peer group index on December 31, 1992, and reinvestment of all dividends).

                                     [GRAPH]

--------------------------------------------------------------------------------
         12/31/92    12/31/93    12/31/94    12/31/95    12/31/96    12/31/97
--------------------------------------------------------------------------------
                                                                        >
SPNC      100.00       22.88       18.10       34.75       58.78       42.37
--------------------------------------------------------------------------------
PEER      100.00       70.32       83.04       98.76       84.81       65.55
--------------------------------------------------------------------------------
NASDAQ    100.00      114.80      112.21      158.70      195.19      239.53
--------------------------------------------------------------------------------

The peer group selected by SPNC is as follows: InnerDyne Inc. (IDYN); Laserscope Inc. (LSCP); LaserSight Inc. (LASE); Merit Medical Systems Inc.
(MMSI); Quest Medical Inc. (QMED).

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers ("NASD"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it with respect to fiscal 1997, or written representations from certain reporting persons, the Company believes that all of its directors and executive officers and persons who own more than 10% of the Common Stock have complied with the reporting requirements of Section 16(a).

                             ELECTION OF DIRECTORS
                                (Proposal No. 1)

     The current number of members of the Board of Directors is seven (7). The terms of Gary R. Bang, Cornelius C. Bond, Jr., and Joseph M. Ruggio, M.D. expire at this meeting. The Board of Directors recommends that Gary R. Bang, Cornelius
C. Bond, Jr., and Joseph M. Ruggio, M.D. be re-elected for a three-year term to expire at the Company's Annual Meeting in 2001.

     The nominees have expressed their willingness to serve, but if because of circumstances not contemplated the nominees are not available for election, the Proxy holders named in the enclosed Proxy form intend to vote for such other person or persons as management may nominate. If Gary R. Bang, Cornelius C. Bond, Jr., and Joseph M. Ruggio, M.D. are re-elected to serve on the Board of Directors, there would remain one (1) vacancy which may or may not be filled by the Board of Directors in the exercise of its discretion. Information with respect to each nominee is set forth in the section entitled "BUSINESS EXPERIENCE OF DIRECTORS."

VOTE AND RECOMMENDATION

     Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the three nominees named above as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Board.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE THREE PERSONS NOMINATED AS DIRECTORS.

                       ADOPTION OF AN AMENDMENT TO THE
                    RESTATED CERTIFICATE OF INCORPORATION
                               (Proposal No. 2)

     Presently, the Company's authorized capital stock consists of 25,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share. As of the Record Date, (i) the Company had outstanding 18,760,721 shares of Common Stock, and (ii) a total of 2,505,359 shares of Common Stock were reserved for issuance upon the exercise of options granted pursuant to employee and non-employee director stock option and stock purchase plans and programs.

     In March of 1998, the Board of Directors of the Company authorized an amendment to Article IV, Section I of the Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 25,000,000 to 60,000,000, thereby increasing the total authorized number of shares of all classes of capital stock from 30,000,000 to 65,000,000, subject to shareholder approval.

     The increase in authorized shares of Common Stock is recommended by the Board of Directors in order to provide a sufficient reserve of such shares for the future growth and needs of the Company. If approved by the shareholders of the Company, such additional authorized Shares would be available for future issuance for various corporate purposes at the discretion of the Board of Directors and without further authorization by the shareholders (subject to the requirements of the Nasdaq National Market). Such purposes might include, without limitation, the issuance and sale of Common Stock (i) as part or all of the consideration required to be paid for the acquisition of ongoing businesses or other assets, (ii) in public or private offerings as a means of obtaining additional capital to strengthen the Company and expand its business, (iii) to satisfy any current or future obligation of the Company, (iv) in connection with the exercise of options, warrants, rights, or the conversation of convertible securities of the Company, (v) in public or private exchange offers for other securities of the Company, (vi) as part or all of the consideration to repay or retire any debt of the Company, (vii) in connection with stock splits and dividends, or (viii) with respect to existing or new benefit, option or stock ownership plans or employment agreements. The proposed increase in the number of authorized shares of Common Stock will not change the number of shares of stock outstanding or the rights of the holders of such stock. Shareholders do not have preemptive rights to acquire the common stock authorized by this amendment.

     Although the Board of Directors will issue Common Stock only when it considers such issuance to be in the best interest of the Company, the issuance of additional shares of Common Stock may have, among others, a dilutive effect on earnings per share of Common Stock and on the equity and voting rights of holders of shares of Common Stock. The Board of Directors, however, believes that the benefits of providing the flexibility to issue shares without delay for any business purpose outweigh these possible disadvantages.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Company's Common Stock present or represented at the Annual Meeting voting as a single class is required to approve the amendment. Abstentions as to this proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal. Properly executed, unrevoked proxies will be voted FOR the Proposal unless a vote against the Proposal or abstention is specifically indicated in the proxy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.


             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                               (Proposal No. 3)

     Action is to be taken by the shareholders at the Meeting with respect to the ratification of the selection by the Company's Board of Directors, upon recommendation of the Audit Committee, of KPMG Peat Marwick LLP to be the independent auditors of the Company for the fiscal year ended December 31, 1998. KPMG Peat Marwick LLP has served as the Company's independent auditors since January 1985. KPMG Peat Marwick LLP does not have and has not had at any time any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director, or associate of the Company, has any interest in KPMG Peat Marwick LLP.

     A representative of KPMG Peat Marwick LLP will be present at the Meeting and will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF SUCH APPOINTMENT.

                                OTHER MATTERS

     The Board of Directors knows of no other matters, other than the matters set forth in this Proxy Statement to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the accompanying Proxy will vote such Proxy in accordance with their best judgment on any such matter. The persons named in the accompanying Proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

                   DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the Proxy Statement for the 1999 Annual Meeting of Shareholders must be received at the principal executive offices of the Company on or before December 15, 1998.


                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ James P. McCluskey

                                    James P. McCluskey
                                    Secretary/Treasurer

Dated April 2, 1998


     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILING.

Spectranetics
96 Talamine Court
Colorado Springs, CO 80907


1. Election of Directors

   / / FOR the nominees listed below
       (except as marked to the contrary below).

   / / WITHHOLD AUTHORITY to vote for the
       nominees listed below


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Joseph A. Largey and James P. McCluskey, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of The Spectranetics Corporation held of record by the undersigned on March 30, 1998, or with respect to which the undersigned is otherwise entitled to vote or act, at the Annual Meeting of Shareholders to be held on May 14, 1998, or any adjournment thereof.


   Gary R. Bang,Cornelius C. Bond, Jr., and Joseph M. Ruggio, M.D.
------------------------------------------------------------------------------
2. Proposal to adopt an amendment to the Restated Certificate of Incorporation to increase the authorized capital stock of the Company to 65,000,000 shares, 60,000,000 of which shall be common stock and 5,000,000 of which shall be preferred stock.

   / / FOR     / /  AGAINST      / / ABSTAIN

3. Proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the current fiscal year.

   / / FOR     / /  AGAINST     / / ABSTAIN

In their discretion, the Proxies are authorized to vote upon such business as may properly come before the meeting or any adjournment thereof, upon matters incident to the conduct of the meeting and upon the election of substituted nominees for Director designated by the Board of Directors if any of the persons named in Proposal 1 above is unable to serve as a Director.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSALS 1, 2 AND 3.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IN THE ABSENCE OF INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Receipt of Notice of the Annual Meeting of Shareholders and the accompanying Proxy Statement is hereby acknowledged. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ______________________________________, 1998

___________________________________________________
Signature of Shareholder

___________________________________________________
Signature if held jointly


PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.